UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
COMMAND CENTER, INC.
(Exact Name of Registrant as Specified in Its Charter)

WASHINGTON	91-2079472
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3773 WEST FIFTH AVENUE
POST FALLS, IDAHO 83854	83854
(Address of Principal Executive Offices)	(Zip Code)
          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
          Securities Act registration statement file number to which this form relates: Form S-1; File No. 333-148658.
          Securities to be registered pursuant to Section 12(b) of the Act: NONE.
          Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.001
(Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
ITEM 2. EXHIBITS.
SIGNATURE

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
     For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Securities” in Registrant’s prospectus, which constitutes a part of Registrant’s Registration Statement on Form S-1 (File No. 333-148658), as may be amended from time to time, filed with the Securities and Exchange Commission, which information is incorporated by reference herein. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes such description shall be deemed to be incorporated by reference into this Registration Statement.

ITEM 2.	EXHIBITS.
     The following Exhibits are incorporated herein by reference from Amendment No.1 to the Registrant’s Form S-1 Registration Statement as filed with the Securities and Exchange Commission, SEC File No. 333-148658 on February 8, 2008 as the same may subsequently be amended. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description

3.1	Articles of Incorporation (Previously filed as Exhibit 3.1 to Form SB-2 filed on May 7, 2001, and incorporated herein by reference.)

3.2	Amendment to the Articles of Incorporation (Previously filed as Exhibit 3.1 to Form 8-K filed on November 16, 2005 and incorporated herein by reference.)

3.3	Amendment to the Articles of Incorporation (Previously filed as Exhibit 3.3 to Form 10-KSB filed on April 2, 2007 and incorporated herein by reference.)

3.4	Bylaws (Previously filed as Exhibit 3(b) to Form SB-2 filed on May 7, 2001 and incorporated herein by reference.)

3.5	Amendment to Bylaws (Previously filed as Exhibit 3.2 to Form 8-K dated November 16, 2005 and incorporated herein by reference.)

4.1
Securities Purchase and Registration Rights Agreement dated November 30, 2007 by and among Command Center, Inc. and the Investors named therein. (Previously filed as Exhibit 4.1 to Form 8-K filed on December 5, 2007 and incorporated herein by reference.)

4.3	Form of Warrant (Previously filed as Exhibit 4.2 to Form 8-K filed on December 5, 2007 and incorporated herein by reference.)

4.4
Common Stock Purchase Warrant for 250,000 shares of common stock exercisable at $1.50 per share — (previously filed as Exhibit 10.2 to form 10-QSB filed in November 13, 2007 and incorporated herein by reference.)

4.5	Form of Common Stock Certificate. (Previously filed as Exhibit 4.5 to Registration Statement on Form S-1 filed on January 14, 2008 and incorporated herein by reference.)

10.15
Securities Purchase Agreement, dated August 14, 2007, by and between Command Center, Inc. and MDB Capital Group, LLC. (Previously filed as Exhibit 10.15 to Registration Statement on Form S-1 filed on January 14, 2008 and incorporated herein by reference.)

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Post Falls, State of Idaho, on the 7th day of February, 2008.

COMMAND CENTER, INC.

By:	/s/ Brad E. Herr

Name:	Brad E. Herr
Title:	Chief Financial Officer

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